Exhibit 99.1
<PFIZER LOGO>
For Immediate Release April 18, 2000	Contact: Andy McCormick 212-573-1226

PFIZER ANNOUNCES NEW SENIOR LEADERSHIP TEAM

NOTE:  Pfizer today released the following letter to employees from William C. Steere Jr., Chairman and Chief Executive Officer:

Dear Employees:

I am pleased to announce today the senior leadership team for the new Pfizer, described in detail in the attachment. Collectively, these experienced and highly capable leaders from both companies will comprise the strongest management team in our industry.

As our industry is increasingly characterized by globalization, dramatic scientific advances, and a changing customer base, the management strength of our new company will be a critically important strategic advantage. In making these decisions, we have adhered to the guiding principles of openness, transparency, and timeliness. These principles are based on the companies' shared values.

Today's announcements follow careful analysis, constructive debate, and an unwavering focus on the needs of the business. The new structure represents either highly successful current operating models, such as our global pharmaceuticals and consumer products businesses, or new models, such as our reorganized Pfizer Global Research and Development division. In all cases, we have captured what we believe to be the best practices of both companies.

The new Pfizer will consist of four main operating units:

  Pfizer Pharmaceuticals Group (PPG) will include our U.S. and global human pharmaceutical organizations, our global drug manufacturing operation, and the Capsugel capsule manufacturing operation. Hank McKinnell will continue as President of PPG, in addition to his duties as President and Chief Operating Officer of Pfizer Inc.

  Warner-Lambert Consumer Division will include over-the-counter health care products, confectionery products, shaving products, and aquarium products. Morgan Morton will be President of the Warner-Lambert Consumer Division and will also be named Senior Vice President, Pfizer Inc. Morgan is currently Senior Vice President, Warner-Lambert, and President of Warner-Lambert's Consumer Healthcare Sector.

  Pfizer Animal Health Group will include our companion animal and livestock businesses. Brian Barrett will continue as President of the Pfizer Animal Health Group.

  Pfizer Global Research and Development will operate in R&D locations in Alameda, California; La Jolla, California; Ontario, Canada; Groton, Connecticut; Amboise, France; Fresnes, France; Frieiburg, Germany; Ann Arbor, Michigan; Holland, Michigan; Cambridge, UK; Eastleigh, UK; Sandwich, UK; Nagoya, Japan; Tokyo, Japan; and all the supporting facilities across the world. Pharmaceutical Delivery Systems will continue in Morris Plains, New Jersey until it transitions to Ann Arbor in 2001. John Niblack will be President of Pfizer Global Research and Development and will also continue as Vice Chairman of Pfizer Inc.

I'd like to commend the hard work of our Integration Steering Committee-especially its leaders, Hank McKinnell and Tony Wild. In addition, both John Niblack and Morgan Morton have provided outstanding leadership throughout the integration.

It's important to note that senior leadership selection is separate from the process-described last week in a letter from Hank McKinnell-of determining those administrative sites where the new Pfizer's operations will be based.

I would also like to acknowledge several Warner-Lambert officers who have announced their intention to retire. These individuals helped build Warner-Lambert into the world-class company that it is today, and they will continue to make valuable contributions throughout the integration process. A number of other senior leaders are still considering opportunities with the new Pfizer.

The new Pfizer will succeed because we are determined to bring together the best people and practices from both organizations. Our new leadership team and operating structure is a major step toward achieving this goal. The next step will be additional management announcements, which will be made by divisional and functional leaders over the next several weeks.

Together, we will be focused more than ever on meeting customer and patient needs, delivering shareholder value, and providing unprecedented opportunities for our people.

Sincerely,

William C. Steere, Jr.

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PLEASE NOTE:

The appointments listed below will take effect immediately following the close of the merger, which is expected to occur in late May.

CORPORATE MANAGEMENT COMMITTEE

The Corporate Management Committee of the new Pfizer will include the following:

  William C. Steere, Jr., will continue as Chairman and CEO, Pfizer Inc.

  Henry A. McKinnell, Ph.D., will continue as President and Chief Operating Officer, Pfizer Inc, and President, Pfizer Pharmaceuticals Group. He will report to Mr. Steere.

  John F. Niblack, Ph.D., will continue as Vice Chairman of Pfizer Inc, and will also be named President of Pfizer Global Research and Development. He will report to Mr. Steere.

  C. L. Clemente will continue as Executive Vice President, Corporate Affairs; and Secretary and Corporate Counsel, Pfizer Inc. He will report to Mr. Steere.

  Peter B. Corr, Ph.D., will be named Senior Vice President, Pfizer Inc, Executive Vice President, Pfizer Global Research and Development, and President, Worldwide Development. He is currently Vice President, Warner-Lambert; and President, Warner-Lambert/Parke-Davis Pharmaceutical Research and Development. Dr. Corr will report to Dr. Niblack.

  Karen L. Katen will continue as Senior Vice President, Pfizer Inc; Executive Vice President, Pfizer Pharmaceuticals Group; and President, U.S. Pharmaceuticals. She will report to Dr. McKinnell.

  Paul S. Miller will continue as Executive Vice President and General Counsel, Pfizer Inc. He will report to Mr. Steere.

  George M. Milne, Jr., Ph.D., will continue as Senior Vice President, Pfizer Inc, and will also be named Executive Vice President, Pfizer Global Research and Development, and President, Worldwide Strategic and Operations Management. He is currently Senior Vice President, Pfizer Inc, and President, Central Research. Dr. Milne will report to Dr. Niblack.

  S. Morgan Morton will be named Senior Vice President, Pfizer Inc, and President, Warner-Lambert Consumer Division. He is currently Senior Vice President, Warner-Lambert, and President of Warner-Lambert's Consumer Healthcare Sector. Mr. Morton will report to Dr. McKinnell.

  William J. Robison, will continue as Executive Vice President, Employee Resources, Pfizer Inc. He will report to Mr. Steere.

  David L. Shedlarz will continue as Executive Vice President and Chief Financial Officer, Pfizer Inc. He will report to Mr. Steere.

As previously announced, Lodewijk J.R. de Vink, Warner-Lambert's Chairman, President, and Chief Executive Officer, and Anthony H. Wild, Ph.D., Executive Vice President, Warner-Lambert, and President, Pharmaceutical Sector, have made personal decisions not to remain with the company after the closing.

Additionally, the following corporate officers of Warner-Lambert have announced their plans to retire after the closing: Raymond M. Fino, Senior Vice President, Human Resources; Philip M. Gross, Senior Vice President, Strategic Management Processes; Gregory L. Johnson, Senior Vice President and General Counsel; Richard W. Keelty, Senior Vice President, Public Affairs; and Ernest J. Larini, Chief Financial Officer and Executive Vice President, Administration.

PFIZER PHARMACEUTICALS GROUP

Dr. McKinnell will continue as President of Pfizer Pharmaceuticals Group (PPG). The PPG Leadership Team will include the following:

  Peter C. Brandt, Senior Vice President Finance, Planning & Business Development, Pfizer Pharmaceuticals Group will continue in that position.

  Joseph M. Feczko, M.D., Senior Vice President, Medical & Regulatory Operations, Pfizer Pharmaceuticals Group, will continue in that position.

  Gary N. Jortner, Vice President, Pfizer Inc, and Senior Vice President, Product Development, Pfizer Pharmaceuticals Group, will continue in that position.

  Karen L. Katen will continue as Senior Vice President, Pfizer Inc; Executive Vice President, Pfizer Pharmaceuticals Group; and President, U.S. Pharmaceuticals.

  J. Patrick Kelly, Vice President, Pfizer Inc, and Senior Vice President, Worldwide Marketing, Pfizer Pharmaceuticals Group, will continue in that position.

  Robert W. Norton, Senior Vice President, Employee Resources, Pfizer Pharmaceuticals Group, will continue in that position.

  W. Hugh O'Connor, Senior Vice President, Pfizer Pharmaceuticals Group, and Area President, Europe, will continue in that position.

Additionally, Dr. McKinnell announced the following new appointments:

  John W. Mitchell, will be named President, Global Manufacturing. He is currently Senior Vice President, Global Manufacturing.

  Ian C. Read, will be named Executive Vice President, Europe, Pfizer Pharmaceuticals Group, reporting to Mr. O'Connor. He is currently Senior Vice President, Pfizer Pharmaceuticals Group, and Area President, Latin America/Canada. Canada will now report to Mr. Read as part of the Pfizer Europe organization.

  Mohand A. Sidi Said, Vice President, Pfizer Inc, Senior Vice President, Pfizer Pharmaceuticals Group, and Area President, Asia/Africa/Middle East, will also have responsibility for Latin America. The new Latin America management team will be named shortly.

  R. Kent Snyder, President, Global Commercial Operations, Agouron Pharmaceuticals, will continue in that position and report to Karen Katen.

  Bernardo Tafur will be named to a senior human resources position within the Pfizer Pharmaceuticals Group. He is currently Vice President, Human Resources, Pharmaceuticals, Warner-Lambert.

The following will also report to Dr. McKinnell:

  Brian W. Barrett, Vice President, Pfizer Inc, and President, Animal Health Group, will continue in that position.

  Charles E. Hoover, President of the Capsugel business of Warner-Lambert, will continue in that position.

  Frederick W. Telling, Ph.D., Vice President, Corporate Strategic Planning & Policy, will continue in that position.

WARNER-LAMBERT CONSUMER DIVISION

Mr. Morton will be named President, Warner-Lambert Consumer Division. The division's management team will be named by the end of April.

PFIZER GLOBAL RESEARCH AND DEVELOPMENT

Dr. Niblack will be named President, Pfizer Global Research and Development. The division will have three segments:

  Peter B. Corr, Ph.D., will be named Executive Vice President, Pfizer Global Research and Development, and President, Worldwide Development. The Worldwide Development group will ensure clinical and regulatory excellence, and oversee the filing and launch of late-stage candidates.

  John L. LaMattina, Ph.D., will be named Executive Vice President, Pfizer Global Research and Development, and President, Worldwide Research. The Worldwide Research group will deliver significant compounds into the late development pipeline.

  George M. Milne, Jr., Ph.D., will be named Executive Vice President, Pfizer Global Research and Development, and President, Worldwide Strategic and Operations Management. The Worldwide Strategic and Operations Management group will develop strategies for continuing to meet our goals and implement the long-term organizational changes needed for successful integration and the sustained productivity of Pfizer personnel. The group will spearhead new technology and business class platforms to ensure that our physical and financial resources are optimally deployed. The Animal Health R&D group will continue to report to Dr. Milne.

Pfizer Inc is a research-based global pharmaceutical company that discovers, develops, manufactures and markets innovative medicines for humans and animals. The company reported revenues of more than $16 billion in 1999 and expects to spend about $3.2 billion on research and development this year.

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